Exhibit 23.1

                       Consent Of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-4325) and Registration Statement on Form S-3 (No. 33-31784) of our report dated February 18, 1994 appearing in this filing of Coca-Cola Bottling Co. Consolidated's annual report on Form 10-K for the fiscal year ended January 2, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE

Charlotte, North Caorlina
March 30, 1994